SYSCO REPORTS FISCAL FOURTH QUARTER AND FULL YEAR 2026 RESULTS;
ISSUES FY27 GUIDANCE OF 9%-11% ADJUSTED EPS GROWTH

HOUSTON, August 4, 2026 - Sysco Corporation (NYSE:SYY) (“Sysco” or the “company”) today announced financial results for its 13-week fourth fiscal quarter and its fiscal year ended June 27, 2026.

Key financial results for the fourth quarter of fiscal year 2026 include the following (comparisons are to the same period in fiscal year 2025):
•Sales increased 4.7%; U.S. Foodservice volume increased 2.5%, U.S. local volume increased 2.6%;
•Gross profit increased 3.7% to $4.1 billion;
•Operating income increased 10.6% to $983 million, and adjusted operating income increased 4.1% to $1.1 billion1;
•Net earnings increased 3.8% to $551 million, and adjusted net earnings increased 2.5% to $734 million1;
•EBITDA increased 5.4% to $1.2 billion1, and adjusted EBITDA increased 4.7% to $1.3 billion1;
•EPS2 increased 4.5% to $1.15, and adjusted EPS1,2 increased 3.4% to $1.53, inclusive of higher incentive compensation costs of $11 million, as previously disclosed, representing a $0.01 impact to EPS;
•Introduction of fiscal year 2027 guidance of 6%-7% sales growth and 9%-11% adjusted EPS1 growth on a 53-week basis; and
•Included in the 2027 guidance is approximately $100 million of efficiency improvements driven by an artificial intelligence (AI)-powered transformation of business processes and customer engagement.

“Sysco delivered strong results in the fourth quarter of fiscal year 2026, including positive case growth across our local, national, and international businesses. This included local volume growth of 2.6% in our USFS segment, as well as local volume growth of 4.5% in our International segment. Continued productivity gains from our supply chain enabled year over year profit growth across each of our four business segments,” said Kevin Hourican, Sysco’s Chair of the Board and Chief Executive Officer. “We have clear positive momentum in our business domestically and internationally. We are excited about the progress and the opportunity to improve further through the AI-driven business process transformation underway at Sysco. These efforts will improve how we serve our customers and expand our operating margins.”

“We exceeded our previously communicated guidance for the quarter and the year, as our company specific initiatives drove tangible results across our business. For the year, we generated robust cash flows and returned $1.2 billion to our shareholders through dividends and share repurchase. We expect positive momentum to continue in FY27 and are introducing guidance on a 53-week basis that includes sales growth of 6%-7% and adjusted EPS growth of 9%-11%. Today, we are also
1 Non-GAAP financial measure, refer to the reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure included at the end of this release.
2 Earnings per share (EPS) is shown on a diluted basis, unless otherwise specified.

announcing incremental cost out efforts which we expect, when combined with our Q3 update, to deliver a combined $100 million of net cost savings in FY27.” said Brandon Sewell, Sysco’s Interim Chief Financial Officer.

Key financial results for fiscal year 2026 include the following (comparisons are to the same period in fiscal year 2025):
•Sales increased 3.9%; U.S. Foodservice volume increased 1.4%, U.S. local volume increased 1.7%;
•Gross profit increased 4.5% to $15.6 billion;
•Operating income increased 0.2% to $3.1 billion, and adjusted operating income increased 2.6% to $3.6 billion1;
•Net earnings decreased 3.9% to $1.8 billion, and adjusted net earnings increased 1.4% to $2.2 billion1;
•Cash flow from operations increased 5.1% to $2.6 billion and free cash flow1 increased 16.3% to $2.1 billion on a year-over-year basis;
•EBITDA decreased 0.7% to $4.0 billion1, and adjusted EBITDA increased 2.2% to $4.4 billion1;
•EPS2 decreased 1.9% to $3.66, and adjusted EPS1,2 increased 3.4% to $4.61, inclusive of higher incentive compensation costs of $100 million, as previously disclosed, representing a $0.16 impact to EPS; and
•We returned approximately $1.2 billion of capital to shareholders via $1.0 billion of dividends and $200 million of share repurchases.

Fiscal Year 2027 Productivity and Cost Savings Initiatives

Sysco is also advancing a multi-year AI-enabled business transformation program designed to further improve productivity, operating efficiency, and customer service across the enterprise. In fiscal year 2027, the company expects combined cost-outs of approximately $100 million, including the carry-forward benefit from previously announced actions. Efforts reflect initiatives focused on enhanced inventory management and forecasting accuracy, improved coding efficiency, routing optimization and back-office automation. Together, Sysco expects these AI-related initiatives and previously announced cost-out efforts to deliver bottom line benefits in fiscal year 2027, supporting the company’s outlook for continued profit growth and margin expansion.
Fourth Quarter Fiscal Year 2026 Results (comparisons are to the same period in fiscal year 2025)

Total Sysco

Sales for the fourth quarter increased 4.7% to $22.1 billion.

Gross profit increased 3.7% to $4.1 billion, and gross margin decreased 17 basis points to 18.7%. Product cost inflation was 2.8% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and fresh produce categories. The increase in gross profit for the fourth quarter was primarily driven by continued positive momentum in U.S. local volume growth, positive mix shift from improved Sysco Brand penetration, strategic sourcing efficiencies, and effective management of product cost inflation.

Operating expenses increased 1.7%, primarily driven by acquisition-related costs, sales headcount and capacity investments, partially offset by cost-out efficiencies. Adjusted operating expenses increased 3.6%1.

Operating income increased 10.6% to $983 million, and adjusted operating income increased 4.1% to $1.1 billion1.

U.S. Foodservice Operations

The U.S. Foodservice Operations segment results reflected positive case growth across local and national customers, improved mix shift from improved Sysco Brand penetration, and supply chain productivity improvements, partially offset by planned investments in sales headcount and expanded capacity.

Sales for the fourth quarter increased 4.4% to $15.4 billion. Total case volume within U.S. Foodservice increased 2.5% for the fourth quarter, while local case volume within U.S. Foodservice increased 2.6%.

Gross profit increased 3.0% to $3.0 billion, and gross margin decreased 26 basis points to 19.2%.

Operating expenses increased 3.3%, and adjusted operating expenses increased 4.7%1.

Operating income increased 2.4% to $1.0 billion, and adjusted operating income increased 0.1% to $1.1 billion1.

International Foodservice Operations

The International Foodservice Operations segment delivered continued sales growth and volume gains, marking its eleventh consecutive quarter of double-digit adjusted operating income growth.

Sales for the fourth quarter increased 6.7% to $4.2 billion. On a constant currency basis3, sales for the fourth quarter increased 5.6% to $4.1 billion. Foreign exchange rates increased both International Foodservice Operations sales by $46 million and total Sysco sales by $47 million during the quarter.

Gross profit increased 7.3% to $909 million, and gross margin increased 12 basis points to 21.7%. On a constant currency basis3, gross profit increased 6.0% to $898 million. Foreign exchange rates increased both International Foodservice Operations gross profit by 1.3% and total Sysco gross profit by 0.3% during the quarter.

Operating expenses increased 8.4%, and adjusted operating expenses increased 4.8%1. On a constant currency basis3, adjusted operating expenses increased 3.4%. Foreign exchange rates increased both International Foodservice Operations operating expenses by 1.4% and total Sysco operating expenses by 0.3% during the quarter.

Operating income increased 2.1% to $148 million, and adjusted operating income increased 15.7% to $228 million1. On a constant currency basis3, adjusted operating income increased 14.7% to $226 million. Foreign exchange rates increased both International Foodservice Operations operating income by 1.0% and total Sysco operating income by 0.3% during the quarter.

Fiscal Year 2026 Results (comparisons are to fiscal year 2025)

Total Sysco

Sales for fiscal year 2026 increased 3.9% to $84.6 billion.

Gross profit increased 4.5% to $15.6 billion, and gross margin increased 10 basis points to 18.5%. Product cost inflation was 3.0% at the total enterprise level, as measured by the estimated change in Sysco’s product costs, primarily in the meat and seafood categories. The increase in gross profit for the year was primarily driven by positive volumes, strategic sourcing efficiencies, and effective management of product cost inflation.

Operating expenses increased 5.6%, primarily driven by sales headcount and capacity investments, higher incentive compensation, and acquisition-related costs, partially offset by cost-out efficiencies. Adjusted operating expenses increased 5.1%1.

3 Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results. These adjusted measures are non-GAAP financial measures. Reconciliations of all non-GAAP financial measures to the nearest corresponding GAAP financial measure are included at the end of this release.

Operating income increased 0.2% to $3.1 billion, and adjusted operating income increased 2.6% to $3.6 billion1.

U.S. Foodservice Operations

Sales for fiscal year 2026 increased 3.2% to $58.8 billion. Total case volume within U.S. Foodservice increased 1.4% for fiscal year 2026, while local case volume within U.S. Foodservice increased 1.7%.

Gross profit increased 3.3% to $11.2 billion, and gross margin increased 2 basis points to 19.1%.

Operating expenses increased 4.9%, and adjusted operating expenses increased 4.7%1.

Operating income increased 0.1% to $3.5 billion, and adjusted operating income increased 0.7% to $3.7 billion1.

International Foodservice Operations

Sales for fiscal year 2026 increased 7.6% to $16.0 billion. On a constant currency basis3, sales for fiscal year 2026 increased 4.1% to $15.5 billion. Foreign exchange rates increased both International Foodservice Operations sales by 3.5% and total Sysco sales by 0.6% during the year.

Gross profit increased 9.4% to $3.4 billion, and gross margin increased 34 basis points to 21.2%. On a constant currency basis3, gross profit increased 5.4% to $3.3 billion. Foreign exchange rates increased both International Foodservice Operations gross profit by 4.0% and total Sysco gross profit by 0.9% during the year.

Operating expenses increased 10.0%, and adjusted operating expenses increased 7.8%1. On a constant currency basis3, adjusted operating expenses increased 3.4%. Foreign exchange rates increased both International Foodservice Operations operating expense by 4.4% and total Sysco operating expense by 1.0% during the year.

Operating income increased 5.9% to $463 million, and adjusted operating income increased 16.4% to $681 million1. On a constant currency basis3, adjusted operating income increased 14.0% to $667 million. Foreign exchange rates increased both International Foodservice Operations operating income by 2.4% and total Sysco operating income by 0.5% during the year.

Balance Sheet, Cash Flow and Capital Spending

As of the end of the quarter, the company had a cash balance of $1.8 billion and total liquidity4 of $4.8 billion.

Debt to net earnings was approximately 7.7 times, and Net Debt to adjusted EBITDA1 was approximately 2.7 times.

During the fiscal year, Sysco returned $1.2 billion to shareholders via $200 million of share repurchases and $1.0 billion of dividends.

Cash flow from operations was $2.6 billion for fiscal year 2026, which was 5.1% higher compared to the prior year. Free cash flow1 for fiscal year 2026 was $2.1 billion, which was 16.3% higher compared to the prior year.

Capital expenditures, net of proceeds from sales of plant and equipment, for fiscal year 2026 were $524 million.

4 Available liquidity includes cash and cash equivalents, available borrowing capacity under our revolving credit facility, less outstanding drawings under our commercial paper program, as of the applicable reporting date.

Conference Call & Webcast

Sysco will host a conference call to review the company’s fourth quarter and full fiscal year 2026 financial results on Tuesday, August 4, 2026, at 10:00 a.m. Eastern Time. A live webcast of the call, accompanying slide presentation and a copy of this news release will be available online at investors.sysco.com.

Key Highlights:
	13-Week Period Ended		52-Week Period Ended

Financial Comparison (1):	June 27, 2026	Change	June 27, 2026	Change
GAAP:
Sales	$22.1 billion	4.7%	$84.6 billion	3.9%
Gross Profit	$4.1 billion	3.7%	$15.6 billion	4.5%
Gross Margin	18.7%	-17 bps	18.5%	10 bps
Operating Expenses	$3.2 billion	1.7%	$12.5 billion	5.6%
Operating Income	$983 million	10.6%	$3.1 billion	0.2%
Operating Margin	4.4%	23 bps	3.7%	-14 bps
Net Earnings	$551 million	3.8%	$1.8 billion	-3.9%
Diluted Earnings Per Share	$1.15	4.5%	$3.66	-1.9%

Non-GAAP (2):
Adjusted Operating Expenses	$3.0 billion	3.6%	$12.0 billion	5.1%
Adjusted Operating Income	$1.1 billion	4.1%	$3.6 billion	2.6%
Adjusted Operating Margin	5.2%	-3 bps	4.3%	-6 bps
EBITDA	$1.2 billion	5.4%	$4.0 billion	-0.7%
Adjusted EBITDA	$1.3 billion	4.7%	$4.4 billion	2.2%
Adjusted Net Earnings	$734 million	2.5%	$2.2 billion	1.4%
Adjusted Diluted Earnings Per Share	$1.53	3.4%	$4.61	3.4%

Case Growth:
U.S. Foodservice	2.5%		1.4%
Local	2.6%		1.7%

Sysco Brand Sales as a % of Cases (3):
U.S. Broadline	35.5%	-4 bps	35.4%	-59 bps
Local	46.4%	30 bps	45.8%	-45 bps
Note:
(1) Individual components in the table may not sum to the totals due to rounding.
(2) Reconciliations of all non-GAAP financial measures to the nearest respective GAAP financial measures are included at the end of this release.
(3) Amounts reflect the impact of current customer classifications; prior period history has been reclassified to match the current period customer classification.

Forward-Looking Statements

Statements made in this press release or in our earnings call for the fourth quarter of fiscal year 2026 include statements that are forward-looking or that express management’s beliefs, expectations or hopes and are forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, among other things, our future financial performance and results, business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions and other statements that are not historical facts, including our expectations regarding foot traffic and volume growth, and benefits to gross margins; and our expectations regarding our future growth, including growth in sales and earnings per share; as well as statements about the expected timing and completion of the proposed transaction with Jetro Restaurant Depot and the anticipated benefits of such proposed transaction, including estimated synergies, and plans, impact on Sysco and expectations for Sysco after completion of the proposed transaction.

Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions, including those outside of Sysco’s control. Risks and uncertainties include without limitation: the impact of geopolitical, economic and market conditions and developments, including changes in global trade policies and tariffs and foreign conflicts; risks related to our business initiatives; periods of significant or prolonged inflation or deflation and their impact on our product costs, volume, foot traffic, and profitability generally; risks related to our efforts to implement our transformation initiatives and meet our other long-term strategic objectives; risks of interruption of supplies and increase in product costs; risks related to changes in consumer eating habits; and impact of natural disasters or adverse weather conditions, public health crises, adverse publicity or lack of confidence in our products, and product liability claims as well as risks and uncertainties associated with our proposed transaction with Jetro Restaurant Depot, including but not limited to, the occurrence of any event, change or other circumstances that could give rise to the right of either or both parties to terminate the merger agreement; the risk that regulatory approvals may not be obtained or other closing conditions may not be satisfied in a timely manner or at all, as well as the risk that regulatory approvals are obtained subject to conditions that are not anticipated; the risk of other delays in closing the transaction; the possibility that any of the anticipated benefits and projected synergies of the transaction will not be realized or will not be realized within the expected time period; and the risk that the proposed transaction and its announcement could have an adverse effect on the market price of the common stock of Sysco. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements. Therefore, you should not place undue reliance on any of the forward-looking statements contained herein. For more information on these risks and other concerning factors that could cause actual results to differ from those expressed or forecasted, see our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the SEC. We do not undertake to update our forward-looking statements, except as required by applicable law.

About Sysco

Sysco is the global leader in selling, marketing and distributing food and related products to customers who prepare meals away from home. This includes restaurants, healthcare and educational facilities, lodging establishments, entertainment venues, and more. Sysco operates 333 distribution centers, in 10 countries, with 75,000 colleagues serving approximately 670,000 customer locations. The company generated sales of more than $84 billion in fiscal year 2026 that ended June 27, 2026.

As the world’s largest food-away-from-home distributor, Sysco offers customized supply chain solutions, bespoke specialty product offerings, and culinary support to drive customers to innovate and optimize their operations. We act as a trusted business partner to our customers, helping them grow through our industry-leading portfolio that includes fresh produce, premium proteins, specialty products, sustainably focused items, equipment and supplies, and innovative culinary solutions.

For more information, visit www.sysco.com. For important news and key information for Sysco investors, visit the Investor Relations section of the company’s website at investors.sysco.com.

SYY-INVESTORS

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED RESULTS OF OPERATIONS (In Millions, Except for Share and Per Share Data)
	13-Week Period Ended		52-Week Period Ended
	Jun. 27, 2026	Jun. 28, 2025	Jun. 27, 2026	Jun. 28, 2025
	(Unaudited)	(Unaudited)	(Unaudited)
Sales	$22,124	$21,138	$84,553	$81,370
Cost of sales	17,990	17,152	68,914	66,401
Gross profit	4,134	3,986	15,639	14,969
Operating expenses	3,151	3,097	12,544	11,881
Operating income	983	889	3,095	3,088
Interest expense	205	166	717	635
Other expense (income), net	58	6	102	38
Earnings before income taxes	720	717	2,276	2,415
Income taxes	169	186	519	587
Net earnings	$551	$531	$1,757	$1,828

Net earnings:
Basic earnings per share	$1.15	$1.10	$3.67	$3.74
Diluted earnings per share	1.15	1.10	3.66	3.73

Average shares outstanding	479,019,305	482,335,556	479,117,877	488,144,333
Diluted shares outstanding	480,232,028	483,381,310	480,612,203	489,825,648

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED BALANCE SHEETS (In Millions, Except for Share Data)
	Jun. 27, 2026	Jun. 28, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,786	$1,071
Accounts receivable, less allowances of $13 and $17	5,865	5,502
Inventories	5,338	5,053
Prepaid expenses and other current assets	427	338
Income tax receivable	21	4
Total current assets	13,437	11,968
Plant and equipment at cost, less accumulated depreciation	5,974	6,084
Other long-term assets
Goodwill	5,225	5,231
Intangibles, less amortization	952	1,080
Deferred income taxes	506	497
Operating lease right-of-use assets, net	1,389	1,131
Other assets	914	783
Total other long-term assets	8,986	8,722
Total assets	$28,397	$26,774

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,640	$6,512
Accrued expenses	2,456	2,268
Accrued income taxes	60	51
Current operating lease liabilities	166	136
Current maturities of long-term debt	1,201	949
Total current liabilities	10,523	9,916
Long-term liabilities
Long-term debt	12,315	12,360
Deferred income taxes	456	345
Long-term operating lease liabilities	1,285	1,049
Other long-term liabilities	1,152	1,247
Total long-term liabilities	15,208	15,001
Commitments and contingencies
Noncontrolling interest	—	27
Shareholders’ equity
Preferred stock, par value $1 per share Authorized 1,500,000 shares, issued none	—	—
Common stock, par value $1 per share Authorized 2,000,000,000 shares, issued 765,174,900 shares	765	765
Paid-in capital	2,114	1,986
Retained earnings	13,748	13,061
Accumulated other comprehensive loss	(1,014)	(1,098)
Treasury stock at cost, 286,631,270 and 287,678,658 shares	(12,947)	(12,884)
Total shareholders’ equity	2,666	1,830
Total liabilities and shareholders’ equity	$28,397	$26,774

Sysco Corporation and its Consolidated Subsidiaries CONSOLIDATED CASH FLOWS (In Millions)
	52-Week Period Ended
	Jun. 27, 2026	Jun. 28, 2025
	(Unaudited)
Cash flows from operating activities:
Net earnings	$1,757	$1,828
Adjustments to reconcile net earnings to cash provided by operating activities:
Share-based compensation expense	118	93
Depreciation and amortization	976	945
Operating lease asset amortization	153	141
Amortization of debt issuance and other debt-related costs	46	15
Deferred income taxes	10	(13)
Provision for losses on receivables	73	85
Goodwill impairment	—	92
Other non-cash items	(40)	(100)
Additional changes in certain assets and liabilities, net of effect of businesses acquired:
Increase in receivables	(469)	(206)
Increase in inventories	(293)	(330)
Increase in prepaid expenses and other current assets	(25)	(22)
Increase in accounts payable	354	143
Increase (decrease) in accrued expenses	214	(14)
Decrease in operating lease liabilities	(215)	(177)
Decrease in accrued income taxes	(7)	(62)
(Increase) decrease in other assets	(29)	18
Increase in other long-term liabilities	15	74
Net cash provided by operating activities	2,638	2,510
Cash flows from investing activities:
Additions to plant and equipment	(700)	(906)
Proceeds from sales of plant and equipment	176	214
Acquisition of businesses, net of cash acquired	(189)	(40)
Purchase of marketable securities	(61)	(32)
Proceeds from sales of marketable securities	54	29
Other investing activities	23	18
Net cash used for investing activities	(697)	(717)
Cash flows from financing activities:
Bank and commercial paper borrowings, net	(263)	45
Other debt borrowings including senior notes	1,252	1,254
Other debt repayments including senior notes	(908)	(549)
Proceeds from stock option exercises	137	110
Stock repurchases	(200)	(1,250)
Dividends paid	(1,037)	(1,000)
Debt issuance costs	(108)	—
Other financing activities	(32)	(22)
Net cash used for financing activities	(1,159)	(1,412)
Effect of exchange rates on cash, cash equivalents and restricted cash	(14)	22
Net increase in cash, cash equivalents and restricted cash	768	403
Cash, cash equivalents and restricted cash at beginning of period	1,349	945

Cash, cash equivalents and restricted cash at end of period	$2,117	$1,348

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$670	$629
Income taxes, net of refunds (1)	477	640

(1)	Cash paid for income taxes, net for fiscal year 2026 and 2025 includes $227 million and $190 million, respectively, of cash paid for the purchase of federal tax credits.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items

The discussion of our results includes certain non-GAAP financial measures, including EBITDA and adjusted EBITDA, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and free cash flow, any non-GAAP financial measures will be denoted as adjusted measures to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions. Adjustments provided herein for fiscal year 2026 results of operations also remove the impact of a charge associated with a legal matter, amortization expense associated with debt issuance costs on a bridge loan facility, and a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot. No similar charges were applicable in fiscal year 2025. Adjustments provided herein for fiscal year 2025 results of operations also remove the impact of a goodwill impairment charge. No similar charge was applicable in fiscal year 2026.

The results of our operations can be impacted due to changes in exchange rates applicable in converting local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. We also measure our sales growth for our International Foodservice Operations excluding the impact of our joint venture in Mexico which was divested in the second quarter of fiscal year 2025.

Management believes that adjusting its operating expenses, operating income, operating margin, interest expense, other (income) expense, net earnings and diluted earnings per share to remove these Certain Items, presenting its results on a constant currency basis, and adjusting its sales results to exclude the impact of its joint venture in Mexico provides an important perspective with respect to our underlying business trends and results. It provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of the company’s underlying operations and (2) facilitates comparisons on a year-over-year basis.

Sysco has a history of growth through acquisitions and excludes from its non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach significantly enhances the comparability of Sysco’s results for fiscal year 2026 and fiscal year 2025.

Set forth on the following page is a reconciliation of sales, operating expenses, operating income, interest expense, other (income) expense, net earnings and diluted earnings per share to adjusted results for these measures for the periods presented. Individual components of diluted earnings per share may not be equal to the total presented when added due to rounding. Adjusted diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding. The non-GAAP financial measures shown in the following tables should not be used as a substitute for the most comparable GAAP financial measures in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	13-Week Period Ended Jun. 27, 2026	13-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
Sales (GAAP)	$22,124	$21,138	$986	4.7%
Impact of currency fluctuations (1)	(47)		(47)	(0.3)
Comparable sales using a constant currency basis (Non-GAAP)	$22,077	$21,138	$939	4.4%

Cost of sales (GAAP)	$17,990	$17,152	$838	4.9%

Gross profit (GAAP)	$4,134	$3,986	$148	3.7%
Impact of currency fluctuations (1)	(12)		(12)	(0.3)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$4,122	$3,986	$136	3.4%

Gross margin (GAAP)	18.69%	18.86%		-17 bps
Impact of currency fluctuations (1)	(0.02)			-2 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.67%	18.86%		-19 bps

Operating expenses (GAAP)	$3,151	$3,097	$54	1.7%
Impact of restructuring and transformational project costs (2)	(80)	(75)	(5)	(6.7)
Impact of acquisition-related costs (3)	(77)	(39)	(38)	(97.4)
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	2,994	2,891	103	3.6
Impact of currency fluctuations (1)	(8)		(8)	(0.3)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,986	$2,891	$95	3.3%

Operating expense as a percentage of sales (GAAP)	14.24%	14.65%		-41 bps
Impact of certain item adjustments	(0.71)	(0.97)		26 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	13.53%	13.68%		-15 bps

Operating income (GAAP)	$983	$889	$94	10.6%
Impact of restructuring and transformational project costs (2)	80	75	5	6.7
Impact of acquisition-related costs (3)	77	39	38	97.4
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	1,140	1,095	45	4.1
Impact of currency fluctuations (1)	(3)		(3)	(0.3)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$1,137	$1,095	$42	3.8%

Operating margin (GAAP)	4.44%	4.21%		23 bps
Operating margin adjusted for Certain Items (Non-GAAP)	5.15%	5.18%		-3 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	5.15%	5.18%		-3 bps

Interest expense (GAAP)	$205	$166	$39	23.5%
Impact of bridge loan amortization (4)	(30)	—	(30)	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$175	$166	$9	5.4%

Other expense (GAAP)	$58	$6	$52	NM
Impact of deal contingent rate lock transactions (4)	(54)	—	(54)	NM
Other expense adjusted for Certain Items (Non-GAAP)	$4	$6	$(2)	(33.3)%

Net earnings (GAAP)	$551	$531	$20	3.8%
Impact of restructuring and transformational project costs (2)	80	75	5	6.7
Impact of acquisition-related costs (3)	77	39	38	97.4
Impact of goodwill impairment	—	92	(92)	NM
Impact of bridge loan amortization (4)	30	—	30	NM
Impact of deal contingent rate lock transactions (4)	54	—	54	NM
Tax impact of restructuring and transformational project costs (5)	(19)	(14)	(5)	(35.7)
Tax impact of acquisition-related costs (5)	(19)	(7)	(12)	NM
Tax impact of goodwill impairment (5)	—	(10)	10	NM
Tax impact of bridge loan amortization (5)	(7)	—	(7)	NM
Tax impact of deal contingent rate lock transactions (5)	(13)	—	(13)	NM
Impact of other non-routine tax adjustments	—	10	(10)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$734	$716	$18	2.5%

Diluted earnings per share (GAAP)	$1.15	$1.10	$0.05	4.5%
Impact of restructuring and transformational project costs (2)	0.17	0.16	0.01	6.3
Impact of acquisition-related costs (3)	0.16	0.08	0.08	100.0
Impact of goodwill impairment	—	0.19	(0.19)	NM
Impact of bridge loan amortization (4)	0.06	—	0.06	NM
Impact of deal contingent rate lock transactions (4)	0.11	—	0.11	NM
Tax impact of restructuring and transformational project costs (5)	(0.04)	(0.03)	(0.01)	(33.3)
Tax impact of acquisition-related costs (5)	(0.04)	(0.01)	(0.03)	NM
Tax impact of goodwill impairment (5)	—	(0.02)	0.02	NM
Tax impact of bridge loan amortization (5)	(0.01)	—	(0.01)	NM
Tax impact of deal contingent rate lock transactions (5)	(0.03)	—	(0.03)	NM
Impact of other non-routine tax adjustments	—	0.02	(0.02)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (6)	$1.53	$1.48	$0.05	3.4%

Diluted shares outstanding	480,232,028	483,381,310

(1)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on the current year results.
(2)
Fiscal year 2026 includes $29 million related to restructuring costs and severance charges, partially offset by the reversal of costs associated with a legal matter and $72 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal year 2025 includes $26 million related to restructuring and severance charges and $49 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy.

(3)
Fiscal year 2026 includes $39 million of intangible amortization expense and $38 million in acquisition and due diligence costs. Fiscal year 2025 includes $36 million of intangible amortization expense and $3 million in acquisition and due diligence costs.

(4)	Fiscal year 2026 includes amortization expense associated with debt issuance costs on a bridge loan facility and a loss on deal contingent rate lock transactions, both of which are related to the planned acquisition of Jetro Restaurant Depot.
(5)
The tax impact of adjustments for Certain Items are calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.

(6)	Individual components of diluted earnings per share may not equal the total presented when added due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Non-GAAP Reconciliation (Unaudited) Impact of Certain Items (Dollars in Millions, Except for Share and Per Share Data)
	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
Sales (GAAP)	$84,553	$81,370	$3,183	3.9%
Impact of Mexico joint venture sales	—	(207)	207	0.3
Comparable sales excluding Mexico joint venture (Non-GAAP)	$84,553	$81,163	$3,390	4.2%

Sales (GAAP)	$84,553	$81,370	$3,183	3.9%
Impact of currency fluctuations (1)	(527)		(527)	(0.6)
Comparable sales using a constant currency basis (Non-GAAP)	$84,026	$81,370	$2,656	3.3%

Cost of sales (GAAP)	$68,914	$66,401	$2,513	3.8%

Gross profit (GAAP)	$15,639	$14,969	$670	4.5%
Impact of currency fluctuations (1)	(127)		(127)	(0.9)
Comparable gross profit adjusted for Certain Items using a constant currency basis (Non-GAAP)	$15,512	$14,969	$543	3.6%

Gross margin (GAAP)	18.50%	18.40%		10 bps
Impact of currency fluctuations (1)	(0.04)			-4 bps
Comparable gross margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	18.46%	18.40%		6 bps

Operating expenses (GAAP)	$12,544	$11,881	$663	5.6%
Impact of restructuring and transformational project costs (2)	(287)	(183)	(104)	(56.8)
Impact of acquisition-related costs (3)	(232)	(160)	(72)	(45.0)
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	12,025	11,446	579	5.1
Impact of currency fluctuations (1)	(111)		(111)	(1.0)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$11,914	$11,446	$468	4.1%

Operating expense as a percentage of sales (GAAP)	14.84%	14.60%		24 bps
Impact of certain item adjustments	(0.62)	(0.53)		-9 bps
Adjusted operating expense as a percentage of sales (Non-GAAP)	14.22%	14.07%		15 bps

Operating income (GAAP)	$3,095	$3,088	$7	0.2%
Impact of restructuring and transformational project costs (2)	287	183	104	56.8
Impact of acquisition-related costs (3)	232	160	72	45.0
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	3,614	3,523	91	2.6
Impact of currency fluctuations (1)	(16)		(16)	(0.5)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$3,598	$3,523	$75	2.1%

Operating margin (GAAP)	3.66%	3.80%		-14 bps
Operating margin adjusted for Certain Items (Non-GAAP)	4.27%	4.33%		-6 bps
Operating margin adjusted for Certain Items using a constant currency basis (Non-GAAP)	4.28%	4.33%		-5 bps

Interest expense (GAAP)	$717	$635	$82	12.9%
Impact of bridge loan amortization (4)	(30)	—	(30)	NM
Interest expense adjusted for Certain Items (Non-GAAP)	$687	$635	$52	8.2%

Other expense (GAAP)	$102	$38	$64	NM
Impact of deal contingent rate lock transactions (4)	(54)	—	(54)	NM
Other expense adjusted for Certain Items (Non-GAAP)	$48	$38	$10	26.3%

Net earnings (GAAP)	$1,757	$1,828	$(71)	(3.9)%
Impact of restructuring and transformational project costs (2)	287	183	104	56.8
Impact of acquisition-related costs (3)	232	160	72	45.0
Impact of goodwill impairment	—	92	(92)	NM
Impact of bridge loan amortization (4)	30	—	30	NM
Impact of deal contingent rate lock transactions (4)	54	—	54	NM
Tax impact of restructuring and transformational project costs (5)	(69)	(42)	(27)	(64.3)
Tax impact of acquisition-related costs (5)	(56)	(37)	(19)	(51.4)
Tax impact of goodwill impairment (5)	—	(10)	10	NM
Tax impact of bridge loan amortization (5)	(7)	—	(7)	NM
Tax impact of deal contingent rate lock transactions (5)	(13)	—	(13)	NM
Impact of other non-routine tax adjustments	—	10	(10)	NM
Net earnings adjusted for Certain Items (Non-GAAP)	$2,215	$2,184	$31	1.4%

Diluted earnings per share (GAAP)	$3.66	$3.73	$(0.07)	(1.9)%
Impact of restructuring and transformational project costs (2)	0.60	0.37	0.23	62.2
Impact of acquisition-related costs (3)	0.48	0.33	0.15	45.5
Impact of goodwill impairment	—	0.19	(0.19)	NM
Impact of bridge loan amortization (4)	0.06	—	0.06	NM
Impact of deal contingent rate lock transactions (4)	0.11	—	0.11	NM
Tax impact of restructuring and transformational project costs (5)	(0.14)	(0.09)	(0.05)	(55.6)
Tax impact of acquisition-related costs (5)	(0.12)	(0.08)	(0.04)	(50.0)
Tax impact of goodwill impairment (5)	—	(0.02)	0.02	NM
Tax impact of bridge loan amortization (5)	(0.01)	—	(0.01)	NM
Tax impact of deal contingent rate lock transactions (5)	(0.03)	—	(0.03)	NM
Impact of other non-routine tax adjustments	—	0.02	(0.02)	NM
Diluted earnings per share adjusted for Certain Items (Non-GAAP) (6)	$4.61	$4.46	$0.15	3.4%

Diluted shares outstanding	480,612,203	489,825,648

(1)	Represents a constant currency adjustment which eliminates the impact of foreign currency fluctuations on the current year results.
(2)	Fiscal year 2026 includes $71 million related to restructuring costs, severance charges, and costs associated with a legal matter and $216 million related to various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy. Fiscal year 2025 includes $57 million related to restructuring and severance charges and $126 million related to various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(3)	Fiscal year 2026 includes $147 million of intangible amortization expense and $85 million in acquisition and due diligence costs. Fiscal year 2025 includes $133 million of intangible amortization expense and $27 million in acquisition and due diligence costs.
(4)	Fiscal year 2026 includes amortization expense associated with debt issuance costs on a bridge loan facility and a loss on deal contingent rate lock transactions, both of which are related to the planned acquisition of Jetro Restaurant Depot.
(5)	The tax impact of adjustments for Certain Items is calculated by multiplying the pretax impact of each Certain Item by the statutory rates in effect for each jurisdiction where the Certain Item was incurred.
(6)	Individual components of diluted earnings per share may not add up to the total presented due to rounding. Total diluted earnings per share is calculated using adjusted net earnings divided by diluted shares outstanding.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	13-Week Period Ended Jun. 27, 2026	13-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$15,406	$14,759	$647	4.4%
Gross profit (GAAP)	2,958	2,872	86	3.0%
Gross margin (GAAP)	19.20%	19.46%		-26 bps

Operating expenses (GAAP)	$1,912	$1,851	$61	3.3%
Impact of restructuring and transformational project costs (1)	5	(19)	24	NM
Impact of acquisition-related costs (2)	(18)	(18)	—	—
Operating expenses adjusted for Certain Items (Non-GAAP)	$1,899	$1,814	$85	4.7%

Operating income (GAAP)	$1,046	$1,021	$25	2.4%
Impact of restructuring and transformational project costs (1)	(5)	19	(24)	NM
Impact of acquisition-related costs (2)	18	18	—	—
Operating income adjusted for Certain Items (Non-GAAP)	$1,059	$1,058	$1	0.1%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$4,191	$3,927	$264	6.7%
Impact of currency fluctuations (3)	(46)		(46)	(1.1)
Comparable sales using a constant currency basis (Non-GAAP)	$4,145	$3,927	$218	5.6%

Gross profit (GAAP)	$909	$847	$62	7.3%
Impact of currency fluctuations (3)	(11)		(11)	(1.3)
Comparable gross profit using a constant currency basis (Non-GAAP)	$898	$847	$51	6.0%

Gross margin (GAAP)	21.69%	21.57%		12 bps
Impact of currency fluctuations (3)	(0.03)			-3 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	21.66%	21.57%		9 bps

Operating expenses (GAAP)	$761	$702	$59	8.4%
Impact of restructuring and transformational project costs (4)	(57)	(34)	(23)	(67.6)
Impact of acquisition-related costs (2)	(23)	(18)	(5)	(27.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	681	650	31	4.8
Impact of currency fluctuations (3)	(9)		(9)	(1.4)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$672	$650	$22	3.4%

Operating income (GAAP)	$148	$145	$3	2.1%
Impact of restructuring and transformational project costs (4)	57	34	23	67.6
Impact of acquisition-related costs (2)	23	18	5	27.8
Operating income adjusted for Certain Items (Non-GAAP)	228	197	31	15.7
Impact of currency fluctuations (3)	(2)		(2)	(1.0)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$226	$197	$29	14.7%

SYGMA
Sales (GAAP)	$2,231	$2,164	$67	3.1%
Gross profit (GAAP)	175	170	5	2.9%
Gross margin (GAAP)	7.84%	7.86%		-2 bps

Operating expenses (GAAP)	$145	$143	$2	1.4%
Operating income (GAAP)	30	27	3	11.1%

OTHER
Sales (GAAP)	$296	$288	$8	2.8%
Gross profit (GAAP)	79	69	10	14.5%
Gross margin (GAAP)	26.69%	23.96%		273 bps

Operating expenses (GAAP)	$66	$151	$(85)	(56.3)%
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$66	$59	$7	11.9%

Operating income (loss) (GAAP)	$13	$(82)	$95	NM
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$13	$10	$3	30.0%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$13	$28	$(15)	(53.6)%

Operating expenses (GAAP)	$267	$250	$17	6.8%
Impact of restructuring and transformational project costs (5)	(28)	(22)	(6)	(27.3)
Impact of acquisition-related costs (6)	(36)	(3)	(33)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$203	$225	$(22)	(9.8)%

Operating loss (GAAP)	$(254)	$(222)	$(32)	(14.4)%
Impact of restructuring and transformational project costs (5)	28	22	6	27.3
Impact of acquisition-related costs (6)	36	3	33	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(190)	$(197)	$7	3.6%

TOTAL SYSCO
Sales (GAAP)	$22,124	$21,138	$986	4.7%
Gross profit (GAAP)	4,134	3,986	148	3.7%
Gross margin (GAAP)	18.69%	18.86%		-17 bps

Operating expenses (GAAP)	$3,151	$3,097	$54	1.7%
Impact of restructuring and transformational project costs (1) (4) (5)	(80)	(75)	(5)	(6.7)
Impact of acquisition-related costs (2) (6)	(77)	(39)	(38)	(97.4)
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$2,994	$2,891	$103	3.6%

Operating income (GAAP)	$983	$889	$94	10.6%
Impact of restructuring and transformational project costs (1) (4) (5)	80	75	5	6.7
Impact of acquisition-related costs (2) (6)	77	39	38	97.4
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$1,140	$1,095	$45	4.1%

(1)	Primarily represents severance charges and transformation initiative costs, partially offset by the reversal of costs associated with a legal matter.
(2)	Fiscal year 2026 and fiscal year 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(6)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries Segment Results Non-GAAP Reconciliation (Unaudited) Impact of Certain Items on Applicable Segments (Dollars in Millions)
	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	%/bps Change
U.S. FOODSERVICE OPERATIONS
Sales (GAAP)	$58,803	$56,965	$1,838	3.2%
Gross profit (GAAP)	11,239	10,875	364	3.3%
Gross margin (GAAP)	19.11%	19.09%		2 bps

Operating expenses (GAAP)	$7,721	$7,359	$362	4.9%
Impact of restructuring and transformational project costs (1)	(49)	(45)	(4)	8.9
Impact of acquisition-related costs (2)	(90)	(71)	(19)	(26.8)
Operating expenses adjusted for Certain Items (Non-GAAP)	$7,582	$7,243	$339	4.7%

Operating income (GAAP)	$3,518	$3,516	$2	0.1%
Impact of restructuring and transformational project costs (1)	49	45	4	8.9
Impact of acquisition-related costs (2)	90	71	19	26.8
Operating income adjusted for Certain Items (Non-GAAP)	$3,657	$3,632	$25	0.7%

INTERNATIONAL FOODSERVICE OPERATIONS
Sales (GAAP)	$16,042	$14,905	$1,137	7.6%
Impact of Mexico joint venture sales	—	(207)	207	1.5
Comparable sales excluding Mexico joint venture (Non-GAAP)	$16,042	$14,698	$1,344	9.1%

Sales (GAAP)	$16,042	$14,905	$1,137	7.6%
Impact of currency fluctuations (3)	(523)		(523)	(3.5)
Comparable sales using a constant currency basis (Non-GAAP)	$15,519	$14,905	$614	4.1%

Gross profit (GAAP)	$3,401	$3,109	$292	9.4%
Impact of currency fluctuations (3)	(125)		(125)	(4.0)
Comparable gross profit using a constant currency basis (Non-GAAP)	$3,276	$3,109	$167	5.4%

Gross margin (GAAP)	21.20%	20.86%		34 bps
Impact of currency fluctuations (3)	(0.09)			-9 bps
Comparable gross margin using a constant currency basis (Non-GAAP)	21.11%	20.86%		25 bps

Operating expenses (GAAP)	$2,938	$2,672	$266	10.0%
Impact of restructuring and transformational project costs (4)	(148)	(74)	(74)	(100.0)
Impact of acquisition-related costs (2)	(70)	(74)	4	5.4
Operating expenses adjusted for Certain Items (Non-GAAP)	2,720	2,524	196	7.8
Impact of currency fluctuations (3)	(111)		(111)	(4.4)
Comparable operating expenses adjusted for Certain Items using a constant currency basis (Non-GAAP)	$2,609	$2,524	$85	3.4%

Operating income (GAAP)	$463	$437	$26	5.9%
Impact of restructuring and transformational project costs (4)	148	74	74	100.0
Impact of acquisition-related costs (2)	70	74	(4)	(5.4)
Operating income adjusted for Certain Items (Non-GAAP)	681	585	96	16.4
Impact of currency fluctuations (3)	(14)		(14)	(2.4)
Comparable operating income adjusted for Certain Items using a constant currency basis (Non-GAAP)	$667	$585	$82	14.0%

SYGMA
Sales (GAAP)	$8,623	$8,410	$213	2.5%
Gross profit (GAAP)	671	662	9	1.4%
Gross margin (GAAP)	7.78%	7.87%		-9 bps

Operating expenses (GAAP)	$577	$581	$(4)	(0.7)%
Operating income (GAAP)	94	81	13	16.0%

OTHER
Sales (GAAP)	$1,085	$1,090	$(5)	(0.5)%
Gross profit (GAAP)	281	266	15	5.6%
Gross margin (GAAP)	25.90%	24.40%		150 bps

Operating expenses (GAAP)	$251	$339	$(88)	(26.0)%
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$251	$247	$4	1.6%

Operating income (loss) (GAAP)	$30	$(73)	$103	NM
Impact of goodwill impairment	—	(92)	92	NM
Operating income adjusted for Certain Items (Non-GAAP)	$30	$19	$11	57.9%

GLOBAL SUPPORT CENTER
Gross profit (GAAP)	$47	$57	$(10)	(17.5)%

Operating expenses (GAAP)	$1,057	$930	$127	13.7%
Impact of restructuring and transformational project costs (5)	(90)	(64)	(26)	(40.6)
Impact of acquisition-related costs (6)	(72)	(15)	(57)	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$895	$851	$44	5.2%

Operating loss (GAAP)	$(1,010)	$(873)	$(137)	(15.7)%
Impact of restructuring and transformational project costs (5)	90	64	26	40.6
Impact of acquisition-related costs (6)	72	15	57	NM
Operating loss adjusted for Certain Items (Non-GAAP)	$(848)	$(794)	$(54)	(6.8)%

TOTAL SYSCO
Sales (GAAP)	$84,553	$81,370	$3,183	3.9%
Gross profit (GAAP)	15,639	14,969	670	4.5%
Gross margin (GAAP)	18.50%	18.40%		10 bps

Operating expenses (GAAP)	$12,544	$11,881	$663	5.6%
Impact of restructuring and transformational project costs (1) (4) (5)	(287)	(183)	(104)	(56.8)
Impact of acquisition-related costs (2) (6)	(232)	(160)	(72)	(45.0)
Impact of goodwill impairment	—	(92)	92	NM
Operating expenses adjusted for Certain Items (Non-GAAP)	$12,025	$11,446	$579	5.1%

Operating income (GAAP)	$3,095	$3,088	$7	0.2%
Impact of restructuring and transformational project costs (1) (4) (5)	287	183	104	56.8
Impact of acquisition-related costs (2) (6)	232	160	72	45.0
Impact of goodwill impairment	—	92	(92)	NM
Operating income adjusted for Certain Items (Non-GAAP)	$3,614	$3,523	$91	2.6%

(1)	Primarily represents severance charges, transformation initiative costs, and costs associated with a legal matter.
(2)	Fiscal year 2026 and fiscal year 2025 include intangible amortization expense and acquisition costs.
(3)	Represents a constant currency adjustment, which eliminates the impact of foreign currency fluctuations on current year results.
(4)	Includes restructuring and transformation costs primarily in Europe.
(5)	Includes various transformation initiative costs, primarily consisting of changes to our business technology strategy.
(6)	Represents due diligence costs.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Free Cash Flow
(In Millions)

Free cash flow represents net cash provided from operating activities less purchases of plant and equipment and includes proceeds from sales of plant and equipment. Sysco considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, free cash flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free cash flow should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s liquidity for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the table that follows, free cash flow for each period presented is reconciled to net cash provided by operating activities.

	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	52-Week Period Change in Dollars
Net cash provided by operating activities (GAAP)	$2,638	$2,510	$128
Additions to plant and equipment	(700)	(906)	206
Proceeds from sales of plant and equipment	176	214	(38)
Free Cash Flow (Non-GAAP)	$2,114	$1,818	$296

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Dollars in Millions)

EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. The net earnings (loss) component of our EBITDA calculation is impacted by Certain Items that we do not consider representative of our underlying performance. As a result, in the non-GAAP reconciliations below for each period presented, adjusted EBITDA is computed as EBITDA plus the impact of Certain Items, excluding certain items related to interest expense, income taxes, depreciation and amortization. Sysco's management considers growth in this metric to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions. Adjusted EBITDA should not be used as a substitute for the most comparable GAAP financial measure in assessing the company’s financial performance for the periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. In the tables that follow, adjusted EBITDA for each period presented is reconciled to net earnings.

	13-Week Period Ended Jun. 27, 2026	13-Week Period Ended Jun. 28, 2025	Change in Dollars	% Change
Net earnings (GAAP)	$551	$531	$20	3.8%
Interest (GAAP)	205	166	39	23.5
Income taxes (GAAP)	169	186	(17)	(9.1)
Depreciation and amortization (GAAP)	252	234	18	7.7
EBITDA (Non-GAAP)	$1,177	$1,117	$60	5.4%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	77	74	3	4.1
Impact of acquisition-related costs (2)	38	3	35	NM
Impact of deal contingent rate lock transactions (3)	54	—	54	NM
Impact of goodwill impairment	—	92	(92)	NM
EBITDA adjusted for Certain Items (Non-GAAP) (4)	$1,346	$1,286	$60	4.7%
Other expense (income), net, as adjusted (Non-GAAP) (5)	4	6	(2)	(33.3)
Depreciation and amortization, as adjusted (Non-GAAP) (6)	(210)	(197)	(13)	(6.6)
Operating income adjusted for Certain Items (Non-GAAP)	$1,140	$1,095	$45	4.1%

(1)	Fiscal year 2026 and fiscal year 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, fiscal year 2026 includes the reversal of charges associated with a legal matter.
(2)	Fiscal year 2026 and fiscal year 2025 include acquisition and due diligence costs.
(3)	Fiscal year 2026 includes a loss on deal contingent rate lock transactions related to the planned acquisition of Jetro Restaurant Depot.
(4)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $8 million and $8 million or non-cash stock compensation expense of $24 million and $19 million in fiscal year 2026 and fiscal year 2025, respectively.
(5)	Fiscal year 2026 represents $58 million in GAAP other expense (income), net less $54 million in expense from a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot. Fiscal year 2025 represents $6 million in GAAP other expense (income), net.
(6)	Fiscal year 2026 includes $252 million in GAAP depreciation and amortization expense, less $42 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal year 2025 includes $234 million in GAAP depreciation and amortization expense, less $37 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

	52-Week Period Ended Jun. 27, 2026	52-Week Period Ended Jun. 28, 2025	Change in Dollars	% Change
Net earnings (GAAP)	$1,757	$1,828	$(71)	(3.9)%
Interest (GAAP)	717	635	82	12.9
Income taxes (GAAP)	519	587	(68)	(11.6)
Depreciation and amortization (GAAP)	976	945	31	3.3
EBITDA (Non-GAAP)	$3,969	$3,995	$(26)	(0.7)%
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	280	179	101	56.4
Impact of acquisition-related costs (2)	84	27	57	NM
Impact of deal contingent rate lock transactions (3)	54	—	54	NM
Impact of goodwill impairment	—	92	(92)	NM
EBITDA adjusted for Certain Items (Non-GAAP) (4)	$4,387	$4,293	$94	2.2%
Other expense (income), net, as adjusted (Non-GAAP) (5)	48	38	10	26.3
Depreciation and amortization, as adjusted (Non-GAAP) (6)	(821)	(808)	(13)	(1.6)
Operating income adjusted for Certain Items (Non-GAAP)	$3,614	$3,523	$91	2.6%

(1)	Fiscal year 2026 and fiscal year 2025 include charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, fiscal 2026 includes charges associated with a legal matter.
(2)	Fiscal year 2026 and fiscal year 2025 include acquisition and due diligence costs.
(3)	Fiscal year 2026 includes a loss on deal contingent rate lock transactions related to the planned acquisition of Jetro Restaurant Depot.
(4)	In arriving at adjusted EBITDA, Sysco does not exclude interest income of $27 million and $29 million or non-cash stock compensation expense of $118 million and $93 million for fiscal year 2026 and fiscal year 2025, respectively.
(5)	Fiscal year 2026 represents $102 million in GAAP other expense (income), net less $54 million in expense from a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot. Fiscal year 2025 represents $38 million in GAAP other expense (income), net.
(6)	Fiscal year 2026 includes $976 million in GAAP depreciation and amortization expense, less $155 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions. Fiscal year 2025 includes $945 million in GAAP depreciation and amortization expense, less $137 million of Non-GAAP depreciation and amortization expense primarily related to acquisitions.
NM	Represents that the percentage change is not meaningful.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Net Debt to Adjusted EBITDA
(In Millions)

Net Debt to Adjusted EBITDA is a non-GAAP financial measure frequently used by investors and credit rating agencies. It is an important measure used by management to evaluate our access to liquidity, and we believe it is a representation of our financial strength. Our Net Debt to Adjusted EBITDA ratio is calculated using a numerator of our debt minus cash and cash equivalents, divided by the sum of the most recent four quarters of Adjusted EBITDA. In the table that follows, we have provided the calculation of our debt and net debt as a ratio of Adjusted EBITDA.

Jun. 27, 2026
Current maturities of long-term debt	$1,201
Long-term debt	12,315
Total Debt (GAAP)	13,516
Cash & Cash Equivalents	(1,786)
Net Debt (Non-GAAP)	$11,730

Net Earnings for the previous 12 months (GAAP)	$1,757
Adjusted EBITDA for the previous 12 months (Non-GAAP) (1)	$4,387

Total Debt/Net Earnings Ratio (GAAP)	7.69
Total Debt/Adjusted EBITDA Ratio (Non-GAAP)	3.08
Net Debt/Adjusted EBITDA Ratio (Non-GAAP)	2.67

Note:
(1) Refer to non-GAAP reconciliation at the end of this release.

Sysco Corporation and its Consolidated Subsidiaries
Non-GAAP Reconciliation (Unaudited)
Impact of Certain Items on Earnings Before Interest, Taxes, Depreciation and Amortization (Trailing Twelve Months)
(In Millions)

	13-Week Period Ended Jun. 27, 2026	13-Week Period Ended Mar. 28, 2026	13-Week Period Ended Dec. 27, 2025	13-Week Period Ended Sep. 27, 2025	Total
Net earnings (GAAP)	$551	$340	$389	$477	$1,757
Interest (GAAP)	205	168	173	171	717
Income taxes (GAAP)	169	105	121	124	519
Depreciation and amortization (GAAP)	252	251	240	233	976
EBITDA (Non-GAAP)	$1,177	$864	$923	$1,005	$3,969
Certain Item adjustments:
Impact of restructuring and transformational project costs (1)	77	93	55	55	280
Impact of acquisition-related costs (2)	38	13	23	10	84
Impact of deal contingent rate lock transactions (3)	54	—	—	—	54
EBITDA adjusted for Certain Items (Non-GAAP) (4)	$1,346	$970	$1,001	$1,070	$4,387

(1)	Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation. In addition, the 13-week period ended Jun. 27, 2026 includes the reversal of charges associated with a legal matter that were included in the 13-week period ended Mar. 28, 2026.
(2)	Includes acquisition and due diligence costs.
(3)	Includes a loss on deal contingent rate lock transactions related to the planned acquisition of Jetro Restaurant Depot.
(4)	In arriving at adjusted EBITDA, Sysco does not adjust out interest income of $8 million or non-cash stock compensation expense of $24 million in Q4 fiscal year 2026, interest income of $6 million or non-cash stock compensation expense of $31 million in Q3 fiscal year 2026, interest income of $5 million or non-cash stock compensation expense of $33 million in Q2 fiscal year 2026, nor interest income of $6 million or non-cash stock compensation expense of $31 million in Q1 fiscal year 2026.

Projected Adjusted EPS Guidance

Adjusted earnings per share is a non-GAAP financial measure; however, we cannot predict with certainty the magnitude or scope of certain items that would be included in the most directly comparable GAAP measure for the relevant future periods, and such items may be significant. Due to these uncertainties, we cannot provide a quantitative reconciliation of projected adjusted EPS to the most directly comparable GAAP financial measure without unreasonable effort. However, we expect to calculate adjusted earnings per share for future periods in the same manner as the reconciliations provided for the historical periods herein.